Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-274650) and S-8 (No. 333-274232) of our report dated April 2, 2024, relating to the consolidated financial statements of MicroCloud Hologram Inc., appearing in this Annual Report on Form 20-F for the year ended December 31, 2023

We also consent to the reference to us under the heading “Expert” in such Registration Statements.

/s/ Assentsure PAC

Singapore

April 2, 2024